Exhibit 10.2

SECOND MODIFICATION
AND EXCHANGE AGREEMENT

This SECOND MODIFICATION AND EXCHANGE AGREEMENT (the “Agreement”), is dated as of March 12, 2015 (the “Effective Date”), between Omni Bio Pharmaceutical, Inc., 181 W. Boardwalk Drive, Suite 202, Fort Collins, CO (the “Company”) and Bohemian Investments, LLC, 262 East Mountain Ave., Fort Collins, CO (the “Noteholder”).

RECITALS

A.     The Noteholder holds the Company’s Senior Secured Convertible Promissory Note dated April 25, 2014 (the “Note”), in the aggregate outstanding principal amount of $2,000,000, which was issued pursuant to that certain Loan and Purchase Agreement dated April 15, 2014 between the Company and the Noteholder (the “Purchase Agreement”).

B.     On or about January 23, 2015, the Noteholder and the Company modified and exchanged the Note for a promissory note (the “Amended Note”) with the same substantive terms, except as to the maturity date and conversion. Additionally, the Noteholder and the Company amended the Purchase Agreement to reflect the changes to the Maturity Date, conversion of the Note (as amended by the Amended Note), and the Company’s representations, warranties, and covenants.

B.     The Noteholder and the Company now desire for the Amended Note to be modified and exchanged for a promissory note with the same substantive terms (except as to the Loan Amount, as defined therein) and in the form attached hereto as Exhibit “A” (the “Second Amended Note”).

C.     The Noteholder and the Company also desire to further amend the Purchase Agreement to reflect the changes to the Maximum Loan Amount, as defined therein.

AGREEMENT

NOW, THEREFORE, in consideration of the terms and the mutual undertakings contained herein, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1.     Modification and Exchange. Subject to the terms and conditions set forth in this Agreement, Holder shall exchange the Amended Note in consideration for the Second Amended Note. Upon the mutual execution of this Agreement, Holder shall send (i) the original Amended Note to the Company’s principal address (attention: Bruce Schneider). Promptly upon receipt thereof, the Company shall deliver the Second Amended Note to the Holder’s principal address (attention: Joseph C. Zimlich).

2.     Amendment of Loan and Purchase Agreement. The Purchase Agreement is hereby amended as follows:

a.     Section 1.1(a) of the Purchase Agreement is deleted in its entirety and replaced with the following:

(a)     Subject to the terms and conditions of this Agreement, the Company may borrow from Lender up to an aggregate amount not to exceed Two Million Three Hundred Thousand Dollars ($2,300,000) (the “Maximum Loan Amount”) against the issuance and delivery by the Company of a secured convertible promissory note, in the form attached Second Modification and Exchange Agreement as Exhibit A and incorporated herein (the “Note”).

b.     Except as otherwise expressly amended hereby, the terms and conditions of the Purchase Agreement shall remain in full force and effect.

3.     Follow-On Offering. For the avoidance of doubt, the Second Amended Note may not be subordinated to, but may rank pari passu with, any convertible debt issued in a “Follow-On Offering” as defined in Section 5.21(d) of the Purchase Agreement.

4.     Miscellaneous.

a.     The Company and the Noteholder each hereby affirm the representations, warranties and covenants set forth in Sections 5 and 6, respectively, of the Purchase Agreement, as amended, as of the Effective Date of this Agreement.

b.     Noteholder’s execution of this Agreement shall not be deemed to be a waiver of any Event of Default under the Note, the Amended Note, the Second Amended Note, or the Purchase Agreement, as amended.

c.     The Company, by signing this Agreement, hereby agrees and stipulates that it has no defenses, affirmative defenses, rights to offset, or counterclaims against the exercise of any of the rights or remedies of Noteholder under Note, the Amended Note, the Second Amended Note, or the Purchase Agreement, as amended.

d.     If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

e.     This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado, without giving effect to conflicts of laws principles.

f.     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

g.     Capitalized terms not defined in this Agreement shall have the meanings described to them in the Second Amended Note or the Purchase Agreement, as amended.

h.     In the event of any conflict between this Agreement and the Purchase Agreement, the terms of this Agreement shall control.

i.     This Agreement together with its exhibit constitute and contain the entire agreement among the Company and Holder respecting the subject matter hereof and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OMNI BIO PHARMACEUTICAL, INC. By: __________________________________ Name: Bruce E. Schneider Title: Chief Executive Officer	BOHEMIAN INVESTMENTS, LLC By: BOCO Holdings, LLC Its: Sole Member By: _______________________________ Joseph C. Zimlich, Manager